Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Berkshire Hathaway Energy Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (2)

Newly Registered Securities

Fees to Be Paid	Debt	4.600% Senior Notes due 2053	457(f)	$1,000,000,000	100.000%	$1,000,000,000	.00011020	$110,200.00

Fees Previously Paid	n/a	n/a	n/a	n/a	n/a	n/a		n/a

Carry Forward Securities

Carry Forward Securities	n/a	n/a	n/a	n/a		n/a

	Total Offering Amount					$1,000,000,000		$110,200.00

	Total Fees Previously Paid					—		—

	Total Fee Offsets							—

	Net Fee Due							$110,200.00

(1)	Represents the aggregate principal amount of notes to be offered in the exchange offer to which the registration statement relates.

(2)	Calculated in accordance with Rule 457(f) of the Securities Act of 1933, as amended.